Exhibit 99.4

Tesco Employee Questions

ABOUT NABORS

1.	Who is Nabors?

a.	With approximately 13,500 employees, Nabors Industries owns and operates the world’s largest land-based drilling rig fleet and is a leading provider of offshore drilling rigs in the United States and multiple international markets. Nabors also manufactures drilling equipment, including top drives, and provides directional drilling services, performance tools and innovative technologies throughout the world’s most significant oil and gas markets.

2.	Where does Nabors have operations?

a.	Since its founding in 1952, Nabors has grown from a regional land drilling business in Canada to the world’s largest land drilling contractor. Nabors currently operates in approximately 20 countries around the world, including North America, South America, the Middle East and Africa.

3.	Who is the CEO of Nabors?

a.	Anthony G. Petrello serves as Nabors’ Chairman, President and Chief Executive Officer. Petrello joined Nabors in 1991 as President and Chief Operating Officer. Since October 2011, he has served in his current role. Prior to joining Nabors, from 1979 to 1991, Petrello was an attorney with the law firm Baker & McKenzie, where he focused on international arbitration, taxation and general corporate law. He holds a J.D. degree from Harvard Law School and bachelor’s and master’s degrees in Mathematics from Yale University. Petrello serves on several other corporate boards, and is also a member of the Board of Trustees of Texas Children’s Hospital. Petrello and his wife reside in Houston, Texas, where they advocate for research and clinical programs to address the needs of children with neurological disorders.

4.	What is Nabors’ safety culture like?

a.	At Nabors, safety is a core value. As such, the Company is strongly committed to the safety and health of its employees, customers, communities and suppliers. Nabors continues to invest in safety programs that enhance the skills and awareness of employees. During 2016, for the fifth consecutive year, Nabors employees set a new annual safety record, with a total recordable incident rate of 0.73. Each year, employees around the world celebrate Global Safety Week to refocus and renew their commitment to Mission Zero.

ABOUT THE TRANSACTION

1.	What does today’s announcement mean for Tesco employees?

a.	Nabors and Tesco have entered in to a binding agreement under which Nabors will acquire Tesco in an all equity transaction. The Boards of Directors for both companies have approved the transaction, which is expected to close before the end of 2017. Nabors is acquiring Tesco not only for its business, but also for its highly-regarded management and employees. This transaction represents an exciting opportunity for Tesco employees who, in general, will have greater opportunities as part of a larger global company.

2.	What happens to the Tesco stock that I currently own?

a.	Tesco stock currently owned by shareholders will be converted into 0.68 Nabors shares at the timing of the transaction close.

3.	Why did Nabors and Tesco enter in to this agreement?

a.	There are many similarities between the business strategies of Nabors and Tesco. Both companies have invested in innovative technologies that bring higher levels of automation and greater efficiencies to the drilling industry. The integration of Tesco’s products and services with Nabors’ rigs provides a unique opportunity to strengthen the integration of surface equipment, drilling software and downhole tools. Furthermore, the breadth and scale of Nabors’ global operations provides a strong platform for the future growth of Tesco’s products and services, and opportunities for Tesco’s employees.

4.	How much of Tesco will be owned by Nabors?

a.	Upon closing of the transaction Nabors will own 100% of Tesco, and Tesco shareholders at the time of the closing will own approximately 10 percent of the newly-combined company.

5.	Following today’s announcement, what are the next steps?

a.	The two companies will begin working immediately toward closing of the transaction, which is subject to various customary closing conditions such as the completion of an antitrust review by regulators. Additionally, there will be a special meeting of the Tesco security holders to vote on acceptance of the transaction and a required court approval related to U.S. Securities laws. Periodic updates of the progress will be provided until closing.

6.	When will the transaction close?

a.	The transaction is expected to close prior to December 31, 2017. This is subject to a shareholder vote by Tesco security holders, as well as regulatory review and approvals and satisfaction of other standard closing conditions.

7.	What should I tell customers or suppliers if they ask me about the transaction?

a.	Managers and supervisors will be communicating with customers and suppliers about the announcement. Should you receive questions from the media or any other external parties, including customers or suppliers, please contact the Legal Department. You should not offer any speculation or further details about the transaction. Until the transaction closes, Nabors and Tesco will remain separate entities, and you should not refer to them as a combined entity or offer to cooperate with Nabors on pricing or sales efforts.

8.	Will Tesco keep its brand name?

a.	Nabors will evaluate and make a determination on how best to integrate the two companies’ product lines, including branding, following closing.

BUSINESS AND OPERATIONS

1.	I currently have business quotes pending with Nabors. How should I approach these?

a.	Both Nabors and Tesco should operate as usual until the transaction closes. Do not behave any differently or extend favor to Nabors. You should continue to conduct business as you did prior to the announcement.

2.	Should I give Nabors better pricing from now on?

a.	Do not behave any differently or extend any special pricing or favor to Nabors. You should continue to conduct business as you did prior to the announcement.

3.	Will Nabors continue selling Tesco top drives? How does this work impact Canrig?

a.	Yes. Tesco top drives are complementary to the Nabors offering. Tesco has established a strong presence and reputation in many markets.

4.	Will Nabors provide tubular services to third parties or will they only insource?

a.	Yes, Nabors will continue to offer tubular services to third parties following the closing of the transaction.

5.	What happens to all of our R&D projects currently in development?

a.	Nabors will review the existing projects for both companies to ensure no duplication. It is possible that certain Tesco projects that have been postponed will be funded by Nabors.

ABOUT THE FUTURE

1.	What should we expect during the post announcement period?

a.	It is business as usual at Tesco. All employees are expected to maintain our high level of professional standards. Periodic updates of the progress will be provided until the transaction closes.

2.	When the transaction closes, will my benefits change?

a.	Given the complexity of coordinating employee benefit plans worldwide, it is expected that employees will remain on current benefit plans for a period of time following closing. The integration teams will review the plans and develop a strategy for the eventual transitioning of employees to the Nabors plans. Updates will be provided prior to and after closing.

3.	Are there certain things I should or should not do until the transaction closes?

a.	All employees should remain focused on working safely and serving our customers. You may not contact any Nabors employees without the approval of your manager or supervisor. Should you receive questions about the transaction from customers, suppliers, the media or other third parties, please contact the Legal Department without offering any speculation or further details.

4.	Will Nabors continue to operate all Tesco locations?

a.	The integration team will closely evaluate the operations of both companies and make decisions about any potential consolidation of locations as integration planning advances.

5.	Will Tesco be able to expand to new locations through Nabors? If so, where?

a.	Yes, the acquisition by Nabors will allow for the expansion of Tesco’s current products and services to more geographies and access new markets and customers that Tesco does not currently serve today.

6.	Does this transaction delay our AX (ERP) upgrade?

a.	Due to the resource prioritization for integration and post-announcement due diligence, we anticipate delaying the go live timeline until at least January 1, 2018.

7.	Who can I contact if I have additional questions or concerns about the transaction?

a.	If you have any additional questions or concerns, please contact your Human Resources representative or email {Email address to be provided internally.}

[Please refer to important information on the following pages]

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Important Additional Information about the Arrangement

This document and the information attached hereto do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed transaction anticipates that the sale of Nabors shares will be exempt from registration under the Securities Act, pursuant to Section 3(a)(10) of the Securities Act. Consequently, the Nabors shares will not be registered under the Securities Act or any state securities laws. In connection with the proposed transactions, the Company intends to file with the SEC a proxy statement in respect of the meeting of its security holders to approve the Arrangement, and other relevant documents to be mailed by the Company to its security holders in connection with the Arrangement. The Company’s proxy statement will also be filed with the Canadian securities regulators.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS RELATED TO THE ARRANGEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about the Company, Nabors, and the proposed transactions. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com. In addition, a copy of the Company’s proxy statement (when it becomes available) may be obtained free of charge from the Company’s investor relations website at http://www.tescocorp.com. Investors and security holders may also read and copy any reports, statements and other information filed by the Company, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies for its security holder approvals to be obtained for the Arrangement. Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC by the Company on March 27, 2017 in connection with its 2017 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC and the Canadian securities regulators when they become available. As noted above, you can obtain free copies of this document from the website maintained by the SEC at www.sec.gov and from the Company using the contact information above.

No Offer or Solicitation

This document and the information attached hereto shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Language Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “forecast,” “target,” “project,” “may,” “will,” “should,” “could,” “estimate,” “predict” or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.

Such forward-looking statements may include, but are not limited to, statements regarding the expected timing of the completion of the Arrangement; the ability to complete the Arrangement considering the various closing conditions; the benefits of such transaction and its impact on the participants’ businesses; various events which could disrupt the Company’s or Nabors’ operations; any projections of economic prospects, earnings, revenues or other financial items; any statements regarding the plans, strategies and objectives for future operations; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements regarding economic conditions, such as interest rate, commodity prices and currency exchange rate fluctuations; any statements regarding timing of development or potential expansion or improvements; any statements regarding commodity prices; and any statements of assumptions underlying any of the foregoing. In addition, if and when the Arrangement is consummated, there will be risks and uncertainties related to Nabors’ ability to successfully integrate the operations and employees of Nabors and the Company as well as the ability to ensure continued performance or market growth of the Company’s business and operations.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this document are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of: levels and volatility of oil and gas prices; cyclical nature of the energy industry and credit risks of our customers; fluctuations of our revenue and earnings; operating hazards inherent in our operations; changes in governmental regulations, including those related to the climate and hydraulic fracturing; consolidation or loss of our customers; the highly competitive nature of our business; technological advancements and trends in our industry, and improvements in our competitors’ products; global economic and political environment, and financial markets; terrorist attacks, natural disasters and pandemic diseases; our presence in international markets, including political or economic instability, currency restrictions and trade and economic sanctions; cybersecurity incidents; protecting and enforcing our intellectual property rights; changes in, or our failure to comply with, environmental regulations; failure of our manufactured products and claims under our product warranties; availability of raw materials, component parts and finished products to produce our products, and our ability to deliver the products we manufacture in a timely manner; retention and recruitment of a skilled workforce and key employees; and ability to identify and complete acquisitions. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available through www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and through www.tescocorp.com.

The risks included here are not exhaustive. Refer to “Part I, Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.